Exhibit 10.5

FLUTTER ENTERTAINMENT PLC
AMENDED AND RESTATED 2024 OMNIBUS EQUITY INCENTIVE PLAN
(INCLUDING THE NON-EMPLOYEE SUB-PLAN)
RESTRICTED SHARE UNIT AWARD AGREEMENT
RESTRICTED SHARE UNIT AWARD GRANT NOTICE
(FOR NON-EMPLOYEE DIRECTORS)

Flutter Entertainment plc, a public limited company organized under the laws of Ireland (the “Company”), pursuant to its Amended and Restated 2024 Omnibus Equity Incentive Plan, including the Non-Employee Sub-Plan (together, the “Plan”), hereby grants to the individual whose name is set forth below (the “Participant”) the number of Restricted Share Units set forth below (the “RSUs”) as of the date set forth below (the “Grant Date”). The RSUs are subject to the terms and conditions set forth in this Restricted Share Unit Award Grant Notice (this “Grant Notice”), the Terms and Conditions of the Restricted Share Unit Award attached hereto as Exhibit A (the “Ts&Cs”) (together with this Grant Notice, the “Agreement”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined in the Agreement, capitalized terms used in the Agreement shall have the meanings ascribed to such terms in the Plan. For the avoidance of doubt, any references in the Plan or the Agreement to any employer, an employment relationship or an employment agreement do not apply to the Participant and shall be interpreted accordingly.

Name of Participant:	[●]
Number of RSUs:	[●]
Grant Date:	[●]
Vesting Commencement Date:	[●]
Vesting Schedule: Except as otherwise set forth in the Agreement or in any individual appointment letter between the Participant and the Company or any of its Subsidiaries or Affiliates (each, a “Company Group Member” and collectively, the “Company Group”), the RSUs will vest, subject to the Participant providing services to a Company Group Member, on the earlier of (a) the one (1) year anniversary of the Vesting Commencement Date and (b) the day prior to the date of the regular annual meeting of the Company’s shareholders (the “Vesting Date”), provided that the Vesting Date will be no sooner than fifty (50) weeks after the Grant Date.

Acceptance:
The Participant acknowledges receipt of a copy of the Plan, the Company’s most recent prospectus that describes the Plan and the Agreement. The Participant further acknowledges that the Participant has reviewed the Agreement, including this Grant Notice, the Ts&Cs and the Plan in their entirety, and fully understands all provisions of the Agreement and the Plan.
By the Participant’s signature below or through any electronic acceptance procedure established by the Company, the Participant agrees to be bound by the terms and conditions of the Plan and the Agreement, including this Grant Notice and the Ts&Cs. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement. By the Participant’s signature below or through any acceptance procedure established by the Company, the Participant agrees, to the fullest extent permitted by Applicable Law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan, which the
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Company may designate in its absolute discretion, may deliver in connection with this grant (including the Plan, the Agreement, account statements, prospectuses, prospectus supplements, annual and quarterly reports and all other communications and information) whether via the Company’s intranet or the internet site of another such third party or via email, or such other means of electronic delivery specified by the Company.
To accept this Award of RSUs, the Participant must consent and agree to the terms and conditions on which this Award is offered, as set forth in the Plan and the Agreement, through DocuSign (or such other administration platform as required by the Company in its absolute discretion) no later than thirty (30) days following the date on which the Agreement is presented to the Participant. If within such thirty (30)-day period the Participant does not accept this Award, the Participant will be deemed to have rejected this Award pursuant to the terms and conditions set forth in the Plan and the Agreement, including this Grant Notice and the Ts&Cs, and this Award will be cancelled automatically and without any further action on the part of the Company or the Participant immediately upon the expiration of such thirty (30)-day period, and without any additional consideration therefor.
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EXHIBIT A
TO RESTRICTED SHARE UNIT AWARD GRANT NOTICE

TERMS AND CONDITIONS OF RESTRICTED SHARE UNIT AWARD

Pursuant to the Grant Notice to which this Exhibit A is attached, and forms a part of, the Company has granted to the Participant the number of RSUs set forth in the Grant Notice.
ARTICLE I.
GENERAL
Section 1.1 Incorporation of Terms of Plan. The RSUs and any Shares that may be issued to the Participant hereunder are subject to the terms and conditions set forth in the Agreement and the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and the Agreement, the terms of the Plan shall control.

Section 1.2 Defined Terms. For purposes of the Agreement, the following terms shall have the following meanings:

“Disability” shall mean the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than twelve (12) months.
ARTICLE II.
AWARD OF RESTRICTED SHARE UNITS
Section 2.1 Award of RSUs and Dividend Equivalents.

(a) In consideration of the Participant’s past and/or continued appointment as a director with or service to the Company Group and for other good and valuable consideration, effective as of the Grant Date, the Company has granted to the Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Agreement and the Plan, subject to adjustment as provided in Section 4(c) of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, the Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) The Company hereby grants to the Participant an Award of dividend equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to the Participant or is forfeited or expires. The dividend equivalent shall be credited to the Participant and be deemed to be reinvested in additional RSUs (rounded down to the nearest whole RSU, with no cash or other consideration provided in lieu of any fractional Shares and the Participant having no rights or entitlements with respect to any fractional Shares) as of the record date of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of dividend equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.

Section 2.2. Regular Vesting of RSUs. The RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice, subject to Sections 2.3 and 2.4.

Section 2.3. Change in Control. Unless the Committee determines otherwise, in the event a Change in Control occurs prior to the Vesting Date, the Participant’s unvested RSUs shall fully vest immediately prior to, but subject to the occurrence of, such Change in Control.
Section 2.4. Termination of Service.

(a) In the event the Participant’s appointment as a director or service with the Company Group is terminated, except as otherwise provided in Section 2.4(b), or as set forth in an individual appointment letter or similar agreement between the Participant and the applicable Company Group Member, or as otherwise determined by the Committee in its absolute discretion, then all unvested RSUs shall be forfeited immediately upon such termination and the Participant shall not be entitled to receive any consideration with respect thereto. Appointment as a director or service for only a portion of a vesting period prior to a Vesting Date, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of appointment as a director or services except as specifically provided otherwise in the Agreement or in any individual appointment letter or similar agreement between the Participant and the applicable Company Group Member. A transfer of the Participant’s appointment as a director or service from one Company Group Member to another shall not be considered a termination of service. The Participant’s appointment as a director or service with the Company Group shall be deemed to terminate as of the date the Participant (i) ceases to be a director of any Company Group Member or (ii) is no longer actively providing services to the Company Group (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Law or the terms of any individual appointment letter or similar agreement between the Participant and a Company Group Member).

(b) In the event the Participant’s appointment as a director or service with the Company Group is terminated without Cause (as defined in the Plan, without regard to subsections (d), (f) and (h)), or due to death or Disability prior to the Vesting Date, then such Participant’s then unvested and outstanding RSUs shall immediately fully vest and accelerate upon such termination of appointment or service.

Section 2.5 Settlement of RSUs.

(a) The RSUs shall be settled by the delivery of Shares to the Participant or to a third party to hold the Shares for the Participant’s benefit if directed by the Participant (either in registered form, book-entry form or as otherwise determined by the Committee) as soon as administratively practicable following the applicable Vesting Date (or any earlier vesting upon termination of appointment or a Change in Control as described in Section 2.3 or Section 2.4(b)), and, for any Participant that is a U.S. taxpayer, no later than March 15th of the calendar year following the year in which the RSUs are no longer subject to a substantial risk of forfeiture (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A of the Code). Notwithstanding the foregoing, the Company may delay the settlement of RSUs if it reasonably determines that such payment or distribution will violate Applicable Law, provided that such settlement shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no settlement shall be delayed under this Section 2.5(a) if such delay will result in adverse tax consequences under Section 409A of the Code.

(b) Settlement of vested RSUs shall be made by the Company in the form of whole Shares, rounded down to the nearest whole Share, with no cash or other consideration provided in lieu of any fractional Shares. The Participant shall have no rights or entitlements with respect to any fractional Shares.

Section 2.6 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any Shares or to cause any Shares to be issued or delivered in registered, book-entry or any other form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing and trading on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any Applicable Law or under rulings or regulations of the SEC, the United Kingdom Financial Conduct Authority or other governmental regulatory body, which the Committee, in its absolute discretion, determines to be necessary or advisable, (c) the obtaining of any approval or other clearance from any state, federal or national governmental agency that the Committee, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares in accordance with Applicable Law, which may be in one or more of the forms of consideration approved by the Committee from time to time, that the Committee, in its absolute discretion, determines to be necessary or advisable, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.7 hereof by the Company Group Member with respect to which the applicable withholding obligation arises. Notwithstanding the foregoing, the issuance or transfer of the Shares underlying this Award shall not be accelerated or delayed if such acceleration or delay would result in adverse tax consequences under Section 409A of the Code. Delays may be permitted only to the extent permitted by Section 409A of the Code.

Section 2.7 Tax Withholding. Notwithstanding any other provision of the Agreement:
(a) Upon vesting and settlement of the Participant’s RSUs, the Company shall instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of Shares from those Shares that are subject to this Award as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable national, federal, state, regional, provincial and local taxes in any jurisdiction (including the Participant portion of any Federal Insurance Contributions Act or Social Welfare Consolidation Act 2005 obligation) required by Applicable Law to be withheld by the Company Group, and to remit the net proceeds of such sale to the applicable Company Group Member with respect to which the withholding obligation arises. The Participant’s acceptance of this Award constitutes the Participant’s instruction and irrevocable authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.7(a), including the transactions described in the previous sentence, as applicable. In the event of the occurrence of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in this Section 2.7(a): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises, or as soon thereafter as practicable, (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price per Share, which block trade will occur on the day the tax withholding obligation arises, or as soon thereafter as practicable, (iii) the Participant will be responsible for all broker’s fees and other costs of sale, and the Participant agrees (x) that such fees and other costs of sale may be deducted from the gross proceeds of sale and (y) to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale, (iv) to the extent the proceeds of such sale exceed the required tax withholding obligation, the Company agrees to pay such excess in cash to the Participant as soon as reasonably practicable, (v) the Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the required tax withholding obligation, and (vi) in the event the proceeds of such sale are insufficient to satisfy the required tax withholding obligation, the Participant agrees to pay immediately upon demand to the applicable Company Group Member with respect to which the withholding obligation arises, an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s required withholding obligation, or such Company Group Member may, in its absolute discretion, withhold such amount through payroll deduction subject to compliance with Applicable Law. If any such broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in this Section 2.7(a) would violate Applicable Law, then the Company may require that such required tax withholding obligation be satisfied by other methods permissible under Section 9(f) of the Plan.
(b) The Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes owed by the Participant in connection with this Award, regardless of any action taken by any Company Group Member with respect to any tax withholding obligations that arise in connection with this Award. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of this Award or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure this Award to reduce or eliminate the Participant’s tax liability.

Section 2.8 Rights as Shareholder. Neither the Participant nor any Person claiming under or through the Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable or deliverable hereunder unless and until such Shares (which may be in registered, book-entry or such other form as the Committee may approve) will have been issued in accordance with this Section 2, and recorded in the register of members and such other books and records of the Company or its transfer agents or registrars as may be required and delivered to the Participant or to a third party if the Participant directs that the Shares be delivered to such third party to hold for the benefit of the Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, the Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive dividends and distributions on such Shares.
ARTICLE III.
OTHER PROVISIONS
Section 3.1 Administration. The Committee shall have the power to interpret the Plan and the Agreement and to adopt such rules for the administration, interpretation and application of the Plan and the Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or the Agreement.

Section 3.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 3.3 Adjustments. The Committee may accelerate the vesting or settlement of all or a portion of the RSUs in such circumstances as it, in its absolute discretion, may determine. The Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in the Agreement and the Plan, including Section 4(c) of the Plan.

Section 3.4 Malus and Clawback. The Participant acknowledges that the RSUs and the Shares acquired upon settlement of the RSUs shall be subject (including on a retroactive basis) to malus, clawback, recoupment, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into the Agreement) to the extent required by the Clawback Policy, the terms of any other malus and clawback policies of the Company Group or Applicable Law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or as a result of any failure to comply with the Company’s policy on confidential information and proprietary business information, or any non-competition, non-solicitation, no-hire or other restrictive covenants in the Participant’s appointment letter with the Company or any other agreement between the Participant and the Company, in each case as may be in effect from time to time.

Section 3.5 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares underlying the RSUs. The Participant should consult with the Participant’s personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

Section 3.6 Insider Trading/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in the United States, the United Kingdom and other jurisdictions, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such time as the Participant is considered to have “inside information” or “material non-public information” regarding the Company (as defined under Applicable Law). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information or material non-public information and may also prohibit the Participant from placing (or recommending that others place) orders while in possession of inside information or material non-public information. Furthermore, the Participant could be prohibited from (i) disclosing any inside information or material non-public information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant should keep in mind that third parties include employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company PDMR Securities Dealing Code and Group Securities Dealing Code and any other applicable policies or procedures maintained by the Company and its Subsidiaries from time to time. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult with the Participant’s personal legal advisor on this matter.

Section 3.7 Notices. Any notice to be given under the terms of the Agreement to the Company shall be sent to the Company Secretary by email to Edward.Traynor@flutter.com with a copy sent by email to cosec@flutter.com, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar non-U.S. entity.

Section 3.8 Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement.

Section 3.9 Governing Law. The laws of Ireland shall govern the interpretation, validity, administration, enforcement and performance of the terms of the Agreement, without giving effect to the conflict of laws provisions thereof. The courts of Ireland will have exclusive jurisdiction to determine any dispute in relation to the application of the Plan, save as to the extent that the Company refers the dispute to arbitration in accordance with Section 9(n) of the Plan. By accepting the Agreement, the Participant is deemed to have agreed to submit to such jurisdiction.

Section 3.10 Conformity to Securities Laws. The Participant acknowledges that the Plan and the Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act of 1933, as amended from time to time, or any successor statute thereto, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the SEC, and state securities laws and regulations. Notwithstanding any other provision of the Plan or the Agreement, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law and shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.11 Amendment, Suspension and Termination. To the extent permitted by the Plan, the Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of the Agreement shall materially and adversely impair the rights of the Participant without the prior written consent of the Participant.

Section 3.12 Imposition of Other Requirement. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 3.13 No Waiver. Any right of the Company Group contained in the Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of the Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

Section 3.14 Successors and Assigns. The Company may assign any of its rights under the Agreement to single or multiple assignees, and the Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 hereof and the Plan, the Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.15 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or the Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs and the Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.16 Not a Contract of Employment or Services. Nothing in the Agreement or the Plan shall confer upon the Participant any right to serve as an employee or to continue to serve as a director or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of any Company Group Member, which rights are hereby expressly reserved, to discharge or terminate the directorship or other services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent (a) expressly provided otherwise in a written agreement between a Company Group Member and the Participant or (b) where such provisions are not consistent with Applicable Law, in which case such Applicable Law shall control. The Plan and Agreement shall not constitute or form part of any contract of employment, appointment letter or service agreement between any Company Group Member and the Participant.

Section 3.17 Entire Agreement. The Plan and the Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that the Participant is not accepting the Agreement in reliance on any promises, representations, or inducements other than those contained herein.

Section 3.18 Section 409A. For Participants that are U.S. taxpayers, this Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, notwithstanding any other provision of the Plan or the Agreement, if at any time the Committee determines that this Award (or any portion thereof) may be subject to Section 409A of the Code, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other Person for failure to do so) to adopt such amendments to the Plan or the Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A of the Code or to comply with the requirements of Section 409A of the Code. Any ambiguities herein will be interpreted such that all payments and benefits to U.S. taxpayers will be exempt from, or comply with, the requirements of Section 409A of the Code so that none of the RSUs provided under the Agreement will be subject to the additional tax imposed under Section 409A of the Code. Each payment payable under the Agreement is intended to constitute a separate payment for purposes of Treasury Regulation 1.409A-2(b)(2).

Section 3.19 Agreement Severable. In the event that any provision of the Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Agreement.

Section 3.20 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests upon the Participant other than as herein provided. The Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Section 3.21 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 3.22 Data Privacy. By participating in the Plan, the Participant’s attention is drawn to and the Participant acknowledges the Company’s data privacy notice provided to them, which sets out how the Participant’s personal data will be used and shared by the Company and its Subsidiaries. Such data privacy notice does not form part of the Plan or the Agreement and may be updated from time to time. Any such updates shall be notified to the Participant. As a condition of receipt of the Award, and without prejudice to the Participant’s acknowledgement of the Company’s legitimate interests in processing the Participant’s personal data, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about the Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of the Award, the Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to the Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. The Participant may, at any time, view the Data held by the Company with respect to the Participant, request additional information about the storage and processing of the Data with respect to the Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s absolute discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws such Participant’s consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant may contact their local human resources representative.

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